SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

        Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of
                                      1934

               Date of Earliest Event Reported: November 30, 2006


                            Y-TEL INTERNATIONAL, INC.
                  ---------------------------------------------
             (Exact name of registrant as specified in its chapter)


   DELAWARE                 000-33327                       13-4151225
   --------                 ----------                      ----------
(State or other             (Commission File                (IRS Employer
jurisdiction of             Number)                         Identification No.)
of incorporation)

806 O'Neal Lane, Baton Rouge, LA  70816
-----------------------------------------------------
(Address of principal executive offices)     (Postal Code)


        Registrant's telephone number, including area code (225) 273-1100
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act
    (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR240.13e-4(c))

                Section 5 - Corporate Governance and Management


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

On November 30, 2006 the shareholders voted in favor of a proposal authorizing the Board of Directors of the Company to cause the Company to amend its Articles of Incorporation to change the Company's name from Y-Tel International, Inc. to NexHorizon Communications, Inc. The name change will be effective on January 29, 2007.

On November 30, 2006 the shareholders voted in favor of a proposal authorizing a reverse split of up to one for fifty of the Company's common stock which the Board has set on a basis of one new share for 8.5 old shares which required an amendment to the Company's Articles of Incorporation. Fractional shares will be rounded up to the next whole share. The reverse split will be effective on January 29, 2007. The Preferred Series A, B, and C Stock will be converted to common stock and then will be reversed, per an agreement with the holders, on the basis of 4.5 to 1.


                           Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

The Press Release attached as Exhibit 99.1 is hereby incorporated.

                 Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits


        A.  Financial Statements - None

        B.  Exhibits -  3.1 Articles of Amendment
                        99.1 Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2007                     Y-TEL INTERNATIONAL, INC.



                                           By: /s/ Calvin D. Smiley, Sr.
                                              ---------------------------
                                              Calvin D. Smiley, Sr., President